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                                                                      EXHIBIT 9.

                                                     MONY Life Insurance Company
                                                     1740 Broadway
                                                     New York, NY 10019
October 31, 2001


By EDGAR

MONY Life Insurance Company of America
1740 Broadway
New York, New York 10019

Gentlemen:

In my capacity as Vice President-Variable Products and Broker-Dealer Operations Counsel of MONY Life Insurance Company, I have supervised the preparation and review of the Registration Statement on Form N-4 (Registration No. 811-5166) filed by MONY Life Insurance Company of America ("MONY America") with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940 for the registration of individual flexible payment variable annuity contracts ("Contracts") to be issued by MONY America, the purchase payments for which may be allocated by purchasers of the Contracts to MONY America Variable Account A ("Account"). I am familiar with the establishment of the Account by the Board of Directors of MONY America on March 27, 1987 as a separate account under the laws of the State of Arizona.

My opinion is as follows:

1. MONY America has been duly organized under the laws of the State of Arizona, is a validly existing corporation, and has been duly authorized to issue the Contracts.

2. The Account has been duly created and is validly existing as a separate account pursuant to the aforesaid provisions of Arizona law.

3. The portion of the assets to be held in the Account equal to the reserve and other liabilities for variable benefits under the Contracts is not chargeable with liabilities arising out of any other business MONY America may conduct.

4. The Contracts, when issued as contemplated by the Registration Statement, will be legal, validly issued, and binding obligations of MONY America in accordance with their terms.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as I judged to be necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the Pre-Effective Amendment No. 1 to the Registration Statement and to the reference to it under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

Very truly yours,


/s/ Arthur D. Woods
Arthur D. Woods
Vice President-Variable Products and
Broker-Dealer Operations Counsel